Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of CUI Global, Inc., of our report dated February 19, 2013, relating to the December 31, 2012 and 2011 consolidated financial statements of CUI Global, Inc. and Subsidiaries.

We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 11, 2013